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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 1997, in the Amendment No. 2 to the Registration Statement (Form S-2 Registration Statement No. 333-32931) and related Prospectus of ECCS, Inc.


     We also consent to the incorporation by reference therein of our report dated February 25, 1997 with respect to the financial statements and schedule of ECCS, Inc. for the years ended December 31, 1996, 1995, and 1994 included in the Annual Report (Form 10-K/A) for 1996 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Princeton, New Jersey

August 18, 1997